October 24, 2022 Third Quarter 2022 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information This earnings presentation includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, often accompanied by words such as “may,” “might,” “could,” “anticipate,” “expect,” and similar terms, are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Factors that could cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied in the forward-looking statements are discussed in our 2021 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available on our website (www.zionsbancorporation.com) and from the SEC (www.sec.gov). Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any forward-looking statements to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including but not limited to, pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Our planned interest rate sensitivity has yielded significant revenue benefits; as rates have increased, we’ve begun to position the bank for stable or falling rates  Our balance sheet remains asset sensitive, although less so than at the beginning of the year (+4% change to NII in a +100 bps rate shock, down from +12% at December 31, 2021)  Our net interest income (excl. PPP) has increased 34% over the past year  We continue to experience solid loan demand  Our loan growth was achieved using consistent underwriting standards and risk-based concentration limits which produced superior credit losses during recent years  Our loans are underwritten to withstand the effects of higher interest rates  More than two-thirds of our loan growth YTD is in lower-risk categories including loans backed by 1-4 family residential property, owner-occupied real estate, and municipal loans  Our balance sheet composition allows for a great deal of flexibility  Our loan-to-deposit ratio of 71% provides a healthy cushion to absorb future loan growth and deposit migration  Our deposit strategy includes optimizing the size of the balance sheet and the cost of funding; rate cycle-to-date total deposit cost beta1 of just 3% (to a cost of 0.10%) is among the best of our peers thus far  Our recent deposit attrition is primarily attributable to larger balance relationships; balances in smaller, more granular customer relationships (<$10 million, or 74% of non- brokered deposits) have grown slightly year-to-date; a significant portion of deposit attrition moved to off-balance sheet sweep accounts  We are well prepared for a recession  We have a strong stream of earnings to support possible higher credit losses (3Q22 annualized PPNR of $1.4 billion)  We have significant loss-absorbing capacity with our level of Common Equity Tier 1 capital plus Allowance for Credit Losses, at 10.5% of risk-weighted assets  We have well-managed concentrations and smaller hold limits in higher-risk categories, including high leverage, enterprise value, and land development loans; we have very little unsecured consumer exposure 3 Select Themes Strong loan growth, fee income growth, and rising rates are driving a significant increase in revenue (1) Deposit beta is calculated as the change in the cost of total average deposits (including both interest and noninterest bearing) from 4Q21 to 3Q22 which was seven (7) basis points, relative to the change in the target (high) federal funds rate for the same period, which increased 214 basis points to a quarterly average of 2.39% in 3Q22 from 0.25% in 4Q21.

 Earnings and Profitability:  $1.40 diluted earnings/share, compared to $1.29  $828 million adjusted taxable-equivalent revenue, compared to $763 million  $359 million Pre-Provision Net Revenue  $351 million Adjusted PPNR(1), compared to $300 million  $71 million provision for credit losses, compared to $41 million  $211 million Net Income Applicable to Common, compared to $195 million primarily due to increased net interest income  0.97% Return on Assets (annualized), compared to 0.91%  19.5% Return on Average Tangible Common Equity (annualized), compared to 17.1%  Credit quality (excluding PPP Loans):  0.31% Nonperforming Assets + loans 90+ days past due / non-PPP loans and leases and other real estate owned, from 0.40%  0.20% net loan charge offs as a percent of loans, annualized, from 0.07%  Allowance for credit loss (“ACL”), of $590 million or 1.10% of non- PPP loans, from 1.05% 4 Third Quarter 2022 Financial Highlights Vs. 2Q22, another quarter of strong increases in non-PPP loans and growth in adjusted PPNR Note: For the purposes of comparison in this presentation, we generally use linked-quarter ("LQ"), due to that being the preferred comparison for professional investors and analysts. (1) Adjusted for items such as severance and restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to SBIC investments. See Appendix for GAAP to non-GAAP reconciliation tables.  Loans and Deposits: Vs. 2Q22, growth rates not annualized  3.0% increase in period-end loan balances  3.4% increase in period-end loan balances (excluding PPP loans)  3.9% decrease in period-end deposits  2.9% decrease in period-end noninterest-bearing deposits  71% period-end loan-to-deposit ratio  0.10% cost of average total deposits  Capital:  9.6% Common Equity Tier 1 Ratio (CET1), compared to 9.9%  10.5% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets  $50 million of common stock repurchased during 3Q22

Diluted Earnings Per Share

Strong linked-quarter growth due to increased PPNR, despite a larger provision for credit losses and less PPP-related income

Diluted Earnings per Share



$1.45
$1.34
$1.27
$1.29
$1.40
$0.30
$0.22
$0.12
$0.07
$0.03
Contribution from PPP income
3Q21
4Q21
1Q22
2Q22
3Q22

EPS Impact of Provision for Credit Losses



$0.22
$(0.12)
$0.16
$(0.21)
$(0.36)
3Q21
4Q21
1Q22
2Q22
3Q22
$0.58 per share YoY swing in EPS attributable to the provision

Notable Items:

3Q22:

- $0.02 per share positive impact from sale of equity investments
- $(0.03) per share negative impact from a valuation loss on an equity investment
- $0.02 per share favorable impact from a credit valuation adjustment ("CVA")

2Q22:

- $0.05 per share favorable impact from a credit valuation adjustment ("CVA")
- $0.02 per share favorable impact from the sale of bank-owned facilities

1Q22:

- $(0.10) per share adverse mark-to-market impact from SBIC investments, net of success fees paid
- $0.03 per share favorable impact from a credit valuation adjustment ("CVA")
- $0.03 per share favorable impact from alignment of commercial account fee income items

4Q21:

- $0.06 per share favorable impact from the sale of bank-owned facilities
- $0.08 per share net securities gain (including SBIC investments)
- $0.05 per share charitable contribution

3Q21: $(0.11) per share adverse impact from SBIC investments and CVA

Note: EPS effects from PPP income and provision for credit loss calculations assume a 24.5% statutory tax rate.
PPP income incorporates interest income less professional service expense related to forgiveness.

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Adjusted Pre-Provision Net Revenue ("PPNR")

Adjusted PPNR increased 17% from the prior quarter, primarily due to the benefit of higher rates and loan growth



Adjusted PPNR(1)
($ millions)
290
64
288
44
241
24
300
15
351
6
Adjusted PPNR excl. PPP +53% YoY
3Q21
4Q21
1Q22
2Q22
3Q22
Adjusted PPNR, excluding PPP (non-GAAP)
Interest Income from PPP Loans (2)

Linked quarter:

- Adjusted PPNR increased 17% primarily from
  - A 9% increase in adjusted revenue
    - Significantly higher yields on all major asset categories from rising interest rates combined with modest change in funding costs
    - Growth of higher yield assets (e.g., loans vs. money market)
    - Improved customer-related noninterest income, despite reduction of non-sufficient funds/overdraft income
  - A 3% increase in adjusted noninterest expense

Year-over-year:

- Adjusted PPNR increased 21%
  - Loan yields, excluding PPP, grew by 57 basis points; loan balances increased $3.2 billion (6.4%), or $6.0 billion (12.6%) if excluding PPP loans
  - Taxable-equivalent net interest income increased 20%
  - Increased level of customer-related noninterest income
  - Net revenue growth partially offset by a 10% increase in adjusted noninterest expense

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses, and accruals for investment and advisory expenses related to the unrealized gains/(losses) on SBIC investments. See Appendix for GAAP to non-GAAP reconciliation table.
(2) Interest income from PPP, as shown, is net of professional services expense associated with forgiveness.

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$47.1 $48.3 $49.5 $51.0 $52.5$3.8 $2.4 $1.5 $0.8 $0.4 3.82% 3.73% 3.52% 3.67% 4.17% $0.0 $25.0 $50.0 $75.0 $100.0 3Q21 4Q21 1Q22 2Q22 3Q22 Average Total Loans Excluding PPP Loans, Yield: 4.16% in 3Q22 Average PPP Loans Average Loan and Deposit Balances Average Total Loans Yield on Total Loans Average Total Deposits Cost of Total Deposits 7 Vs. 2Q22, average non-PPP loans increased 3.1% in 3Q22; average deposits decreased 4.2% $39.1 $40.0 $40.7 $39.8 $37.8 $38.3 $41.4 $40.9 $41.1 $39.6 0.03% 0.03% 0.03% 0.03% 0.10% $0.0 $25.0 $50.0 $75.0 $100.0 3Q21 4Q21 1Q22 2Q22 3Q22 Average Noninterest-bearing Deposits Average Interest-bearing Deposits ($ billions) ($ billions)

Deposit Trends

Deposits for smaller businesses and households ($10 million and smaller, 74% of deposits (excluding brokered and trust deposits) has been stable to slightly increasing



Deposits by Balance Tier
(excl. Brokered & Select Trust Accounts)
Billions
$60
$50
$40
$30
$20
$10
$0
$6.1 billion of attrition
$146 million of growth
$10MM+
$10MM and below
12/31/21
9/30/22

Deposit attrition composition and destination:

- Balance attrition has been concentrated in larger balance, more rate sensitive / non-operating deposits
- Off-balance sheet money market sweep balances have increased from $5.9 billion to $9.2 billion (YTD)

Additional Deposit Data

- Our loan-to-deposit ratio is low relative to peers, at 71%, allowing greater flexibility in pricing
- Our cycle-to-date deposit beta is just 3%
- Our commercial deposit customer satisfaction scores rank among the very best in the industry
- Our median commercial relationship balance is less than $20,000, with the average balance less than $250,000
- Our median consumer relationship balance is less than $5,000, with the average balance less than $40,000

Notes: (1) This analysis contains customer deposits only, excluding brokered and certain deposit accounts such as select omnibus trust accounts and certain internal operational accounts (2) For purposes of categorizing into tiers, balances are grouped into relationships which are potentially multiple related TIN-aligned customers (3) Tier categorization is based on the greater of balances at 12/31/21 and 9/30/22

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Securities, Money Market Investments

Outsized deposit growth during the pandemic was primarily invested in highly liquid assets



Total Securities Portfolio (at Fair Value)
and Money Market Investments
(end of period balances)
($ billions)
$11.3
$21.2
$12.4
$24.9
$7.4
$27.0
$3.5
$26.2
$4.1
$24.2
Percent of earning assets
3Q21
39%
4Q21
42%
1Q22
40%
2Q22
36%
3Q22
34%
Total Securities
Money Market Investments

Strong deposit growth during the pandemic was primarily invested in highly liquid assets

- 3Q22 period-end securities declined $2 billion. Securities accounted for 29% of period-end interest-earning assets
  - Cash flow of AFS securities was ~$900 million
  - Fair value adjustment to AOCI was $1.2B (pre-tax)
- 3Q22 period-end money market investments increased $566 million. Money market accounted for 5% of period-end interest-earning assets

Securities portfolio duration as of September 30, 2022: 3.9 years (3.9 in 2Q22); it is not expected to extend materially under a higher interest rate environment

Interest on total securities includes $27 million and $29 million of taxable-equivalent premium amortization for the third quarters of 2022 and 2021, respectively, and $82 million and $87 million for the first nine months of 2022 and 2021, respectively.

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492 509 520 578 657 63 44 24 15 6 $555 $553 $544 $593 $663 2.68% 2.58% 2.60% 2.87% 3.24% 2.50% 2.45% 2.53% 2.83% 3.22% 2.35% 2.55% 2.75% 2.95% 3.15% 3.35% $0 3Q21 4Q21 1Q22 2Q22 3Q22 Net interest income, excluding PPP Net Interest Income associated with PPP Net Interest Income (“NII”) and Net Interest Margin (“NIM”) Net Interest Income Net Interest Margin Net Interest Margin, excl. PPP 10 Vs. 2Q22, net interest income increase driven by continued rate increases and loan growth ($ millions) Net Interest Margin 2Q22 3Q22 Loan Growth PPP Deposits / Borrowings As of September 30, 2022, unamortized net origination fees related to the PPP loans totaled $5 million, to be amortized over the remaining life or as forgiven by the SBA. Net interest income from PPP loans assumes a funding cost equal to each period’s total cost of deposits and debt. Zions’ strong loan growth and rising interest rates have combined to support expansion of the NIM. Asset Sensitivity Asset sensitive positioning during rising rates has led to increasing margin

Interest Rate Sensitivity

Latent and emergent interest rate sensitivity are expected to lead to an increase in net interest income

Simulated Net Interest Income Sensitivity [1]



−200 bps
−100 bps
+100 bps
+200 bps
as of 6/30/2022
as of 9/30/2022
-11%
-9%
-6%
-4%
6%
4%
11%
8%

The linked-quarter reduction in interest rate sensitivity is primarily attributable to:

- A reduction of deposits
- An increase in the size of the interest rate swaps portfolio
- A higher net interest income denominator.

Latent interest rate sensitivity refers to future changes in NII based upon past rate movements that have yet to be fully realized in revenue.

Latent sensitivity is expected to **add 10% to net interest income in 3Q23** when compared to 3Q22 (excluding PPP revenues).

Emergent interest rate sensitivity refers to changes to NII based upon future rate movements.

Forward curve-driven (as of 9/30) *emergent* sensitivity would **add 3% to net interest income in 3Q23** when compared to 3Q22 (excluding PPP revenues).

*This simulation does not include any changes to the **size** or **composition** of earning assets; it reflects existing swap maturities and forward-starting swaps.*

(1) 12-month forward simulated impact of an instantaneous and parallel change in interest rates and assumes no change in the size of the balance sheet or composition of the earning assets, while it assumes a change in composition of deposits (a lesser concentration of noninterest bearing and a greater concentration of interest bearing). In the latent sensitivity model (a FF high target rate of 3.25%), the total deposit cost beta relative to the federal funds rate is estimated to be 13% by 3Q23; in the emergent model (a FF high target rate of 4.5%), the total deposit cost beta is estimated to be 14% by 3Q23.

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$151 $152 $151 $154 $156 3Q21 4Q21 1Q22 2Q22 3Q22 Noninterest Income and Revenue 12 Customer-Related Noninterest Income (1) Total customer-related noninterest income improved vs. 2Q22 and was up 3% from the year-ago period. Revenue increased 10% vs. 2Q22, and was up 16% from the year-ago period (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. (2) Revenue displayed is the sum of net interest income and customer-related noninterest income. It excludes the impact of securities gains/losses, dividends and fair value and non- hedge derivative income ($ millions) $706 $705 $695 $747 $819 3Q21 4Q21 1Q22 2Q22 3Q22 Revenue (2) ($ millions)

$4 29 $4 49 $4 64 $4 64 $4 79 $4 32 $4 46 $4 64 $4 63 $4 77 3Q21 4Q21 1Q22 2Q22 3Q22 NIE (GAAP) Adjusted NIE (Non-GAAP) ($ millions) Noninterest Expense 13 Noninterest expense increased 3% vs. 2Q22, and was up 12% from the year-ago period Total noninterest expense increased compared to the prior quarter  Salaries and benefits increased by $5 million driven by:  An extra day in the quarter  Continued hiring of new employees Notable items in:  2Q22: $3 million higher deposit insurance  1Q22: $13 million of seasonal share-based compensation  4Q21: $10 million donation to Zions Foundation; $2 million success fee related to net gains on SBIC investments  3Q21: $(4) million success fee reversal (1) Adjusted for items such as severance, provision for unfunded lending commitments, and accruals for investment and advisory expenses related to the unrealized gain on an SBIC investment. See Appendix for GAAP to non-GAAP reconciliation table. Noninterest Expense (NIE) (1)

14 Credit Quality Ratios Net charge-offs remain low, with last 12 months net charge-offs at just 0.09% of average loans Key credit metrics:  1.8%: Classified loans/loans  Classified balance improved (declined) by more than 4% in 3Q22 from 2Q22  0.31%: NPAs+90(1)/loans + OREO  NPA balance improved (declined) by more than 20% in 3Q22 from 2Q22  Net charge-offs (recoveries), relative to average loans:  0.21% annualized in 3Q22; ~$19 million or 70% attributable to two credits  0.09% over the last 12 months Allowance for credit losses:  1.10% of total loans and leases, up 5 basis points from 2Q22 (1) Nonperforming assets plus accruing loans that were ≥ 90 days past due Note: Net charge-offs / average loans and provision / average loans ratios are annualized for all periods shown Credit Quality 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 3Q21 4Q21 1Q22 2Q22 3Q22 Classified / Loans NPAs + 90 / Loans + OREO ACL / Loans All Ratios Exclude PPP Loans (0.01)% 0.01% 0.05% 0.07% 0.21% (0.39)% 0.21% (0.27)% 0.32% 0.54% NCOs / Avg Loans (ann.) Provision / Avg Loans (ann.)

526 777 914 917 835 695 574 529 553 514 546 590 1.08 1.56 1.88 1.91 1.74 1.48 1.22 1.11 1.13 1.02 1.05 1.10 1/1/20 CECL 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Allowance for Credit Loss ACL (%) ex-PPP 15 Allowance for Credit Loss (“ACL”) The ACL increase vs. 2Q22 is due to increased economic uncertainty  The increase in the 3Q22 ACL from 2Q22 reflects an increase in the likelihood of a recession and growth in the loan portfolio  Credit quality remains very clean ($ millions)

Net Charge-offs annualized, as a percentage of risk-weighted assets 0. 00% 0. 10% 0. 01% 0. 16% 0. 05% 0. 22% 0. 37% 0. 11% 0. 06% (0 .0 1) % (0 .0 1) % 0. 01% 0. 04% 0. 06% 0. 16% -4% -2% 0% 2% 4% 6% 8% 10% 12% 14% 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 Capital Strength 16 Balance sheet capital remains strong relative to our risk profile Common Equity Tier 1 Capital and Allowance for Credit Losses as a percentage of risk-weighted assets 11 .3% 10 .8% 10 .4% 10 .2% 10 .0% 10 .2% 10 .4% 10 .8% 11 .2% 11 .3% 10 .9% 10 .2% 10 .0% 9. 9% 9. 6% 12 .3% 11 .8% 11 .4% 11 .2% 11 .4% 11 .8% 12 .0% 12 .3% 12 .5% 12 .3% 11 .8% 11 .1% 10 .8% 10 .7% 10 .5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 CET1 ACL/RWA

Financial Outlook (3Q 2023E vs 3Q 2022A) 17 Outlook Comments Moderately Increasing  Excludes PPP loans, which are now significantly less impactful See Slide 11  We expect latent and emergent interest rate sensitivity, combined with continued loan growth to meaningfully increase net interest income Slightly Increasing  Customer-related noninterest income excludes securities gains/losses Moderately Increasing  Assumes continued elevated inflationary pressure on noninterest expense and build out of our Capital Markets business  Capital generated in excess of what is required for loan growth may be returned to shareholders through share repurchases Customer-Related Noninterest Income Loan Balances, ex-PPP Net Interest Income Capital Management Adjusted Noninterest Expense

 Financial Results Summary  Credit Metrics  Loan Loss Severity (NCOs as a percentage of nonperforming assets)  Balance Sheet Profitability  Earning Asset Repricing  Deposit History  Interest Rate Swaps  Loan Growth by Geography and Type  Mortgage Banking  FutureCore Project  Technology Initiatives  GAAP to Non-GAAP Reconciliation 18 Appendix

Financial Results Summary

Solid and improving fundamental performance

(Dollar amounts in millions, except per share data)	Three Months Ended September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Earnings Results:				
Diluted Earnings Per Share	$ 1.40	$ 1.29	$ 1.27	$ 1.34
Net Earnings Applicable to Common Shareholders	211	195	195	207
Net Interest Income	663	593	544	553
Noninterest Income	165	172	142	190
Noninterest Expense	479	464	464	449
Pre-Provision Net Revenue - Adjusted (1)	351	300	241	288
Provision for Credit Losses	71	41	(33)	25
Ratios:				
Return on Assets(2)	0.97 %	0.91 %	0.90 %	0.92 %
Return on Common Equity(3)	15.8 %	14.0 %	11.8 %	11.5 %
Return on Tangible Common Equity(3)	19.5 %	17.1 %	13.9 %	13.4 %
Net Interest Margin	3.24 %	2.87 %	2.60 %	2.58 %
Yield on Loans	4.17 %	3.67 %	3.52 %	3.73 %
Yield on Securities	2.10 %	1.97 %	1.78 %	1.61 %
Average Cost of Total Deposits(4)	0.10 %	0.03 %	0.03 %	0.03 %
Efficiency Ratio (1)	57.6 %	60.7 %	65.8 %	60.8 %
Effective Tax Rate	21.9 %	21.9 %	20.4 %	20.8 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.28 %	0.38 %	0.49 %	0.53 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.20 %	0.07 %	0.05 %	0.01 %
Common Equity Tier 1 Capital Ratio(5)	9.6 %	9.9 %	10.0 %	10.2 %

(1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and investment and advisory expense related SBIC investments. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Net Income before Preferred Dividends used in the numerator; (3) Net Income Applicable to Common used in the numerator; (4) Includes noninterest-bearing deposits;
(5) Current period ratios and amounts represent estimates

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Long-Term View: Credit Quality at the Subportfolio Level

Zions' loss rates across nearly all loan portfolio categories are better or much better than peer loss rates

- In **three** of the seven major categories in which Zions has significant exposure, Zions loss rate has been much better (top quartile)
- In **no** category is Zions worse than the median



Median peer total NCOs / total loans: 0.23%
Zions' total NCOs / total loans: 0.15%
In line
Better
In line
Much better
Much better
Much better
Better
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
-0.10%
-0.20%
-0.30%
Net Loan Charge-offs to Loans
10-Year (2012-2021)
Zions
Commercial and Industrial
Owner Occupied
Term CRE excl. Multi-family
Multi-Family
1-4 Family
Construction and Land Development
HELOC

The order of the portfolios (from left to right) reflects Zions' recent concentration mix (from high to low)

In the "box-and-whiskers" graphic, the box represents the middle two quartiles, segmented with the median line. The end of the whiskers represent the max and the minimum of the dataset.

Source: S&P Capital IQ Pro. Peers included are listed in the appendix. FRC is excluded from the dataset due to insufficient history for the 15-year period. Subportfolio loss ratios calculated by Zions using regulatory data and averaged over the timeframe. Credit cards are not included in the seven categories as it is not a significant concentration for Zions.

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Credit Quality: Consumer Real Estate Secured (Term 1-4 Family and Home Equity Credit Lines)

Minimal risk layering shows strength of the consumer real estate loan portfolio.

Term 1-4 family mortgages ("1-4 family residential") account for approximately $10.1 billion of the outstanding balances or 19% of the total loan portfolio

- **70 percent** of such loans have FICO scores of 750 or better (higher) **and** loan-to-value ("LTV") ratios of 70% or better (lower)
- No meaningful exposure in the low FICO **and** high LTV segments
- **Average LTV:** 46%
- Home equity credit line portfolio:
  - 1st lien = 46% of portfolio balance, 51% of portfolio commitments, with an average LTV of 45%
  - 2nd lien = 54% of portfolio balance, 49% of portfolio commitments, with an average LTV of 50%

Term 1-4 Family + HECL							
		Refresh FICO					
		<= 649	650-699	700-749	750-799	800-850	Row Total
Combined Loan to Value (Index-Adjusted)	<= 50%	2%	3%	8%	16%	29%	58%
	50.01-60%	0%	1%	3%	6%	9%	19%
	60.01-70%	0%	1%	2%	5%	6%	14%
	70.01-80%	0%	0%	2%	3%	4%	9%
	80.01-90%	0%	0%	0%	0%	0%	0%
	>90%	0%	0%	0%	0%	0%	0%
	Column Total	2%	5%	15%	30%	48%	100%

Loan-to-value calculations reflect most current appraisal adjusted by a home price index (Case-Shiller or FHFA) for the area where the collateral is located for the denominator and the most recent outstanding balances in the numerator.
Data is as of 9/30/2022.

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ZIONS BANCORPORATION

22 0 50 100 150 200 20 17 Q 2 20 17 Q 4 20 18 Q 2 20 18 Q 4 20 19 Q 2 20 19 Q 4 20 20 Q 2 20 20 Q 4 20 21 Q 2 20 21 Q 4 20 22 Q 2 ZION Peer Top Quartile Peer Bottom Quartile CRE >$1 million Exercising CRE Discipline Through Growth Management Commercial real estate loan growth lags due to continued exercise of concentration risk discipline 0 50 100 150 200 20 17 Q 2 20 17 Q 4 20 18 Q 2 20 18 Q 4 20 19 Q 2 20 19 Q 4 20 20 Q 2 20 20 Q 4 20 21 Q 2 20 21 Q 4 20 22 Q 2 ZION Peer Top Quartile Peer Bottom Quartile Total CRE Data as of June 30, 2022, as peer data is not available for 3Q22 as of the time of publication; peer growth rates are normalized for significant acquisitions Indexed: 2017 Q2 = 100 Indexed: 2017 Q2 = 100

Credit Quality: Term Commercial Real Estate (“CRE”) 23 Low loan-to-values ratios in the Term CRE portfolio demonstrates the ability of the portfolio to withstand stress Weighted Average LTV by Major Property Type Apartments (Multi-Family) 53% Hospitality 50% Industrial (Warehouse / Mixed-Use Warehouse / Light Manufacturing / Research & Development) 53% Office Building 54% Retail 49% Term CRE loans account for $9.6 billion of the outstanding balances or 18% of the total loan portfolio Data is limited to term CRE loans. Loan-to-value calculations reflect most current appraisal in the denominator and the outstanding balance in the numerator. 25% 29% 35% 8% 2% 0% 0% 0% 5% 10% 15% 20% 25% 30% 35% 40% <45% 45-55% 55-65% 65-75% 75-85% 85-95% >95% Distribution of Term Commercial Real Estate LTV Ratios

CRE Portfolios of Interest: CRE Office ($2.3B Balance) 24Data as of September 30, 2022; Excludes PPP; Includes both term and construction Portfolio Trends Distribution of Outstanding Balance by State Problem Loan Trends CRE Office portfolio highly concentrated in footprint, risk grades deteriorating but no losses forecast CA 25% UT 24%AZ 13% WA 12% TX 10% ID 5% CO 4% NV 4% Other 3%  Low LTVs, strong guarantors, and tenants have kept problem loan levels relatively low  Portfolio commitments composed of 80% term, 20% construction  Recent downgrades are low-LTV value-add buildouts of B- properties moving to A- properties in west coast markets  We have been selective when adding new office exposures due to long-term trends of remote work  Commitments declined $373 million between 1Q21 and 3Q22. Pe rc en ta ge o f L oa ns 0 2 4 6 8 10 12 0.0 0.5 1.0 1.5 2.0 2.5 3.0 W td . A vg R isk G ra de Bi lli on s Construction Term WARG 0% 2% 4% 6% 8% 10% 20 15 Q 1 20 15 Q 2 20 15 Q 3 20 15 Q 4 20 16 Q 1 20 16 Q 2 20 16 Q 3 20 16 Q 4 20 17 Q 1 20 17 Q 2 20 17 Q 3 20 17 Q 4 20 18 Q 1 20 18 Q 2 20 18 Q 3 20 18 Q 4 20 19 Q 1 20 19 Q 2 20 19 Q 3 20 19 Q 4 20 20 Q 1 20 20 Q 2 20 20 Q 3 20 20 Q 4 20 21 Q 1 20 21 Q 2 20 21 Q 3 20 21 Q 4 20 22 Q 1 20 22 Q 2 20 22 Q 3 Criticized Classified Nonaccrual TTM GCO

6% 22% 25% 27% 31% 35% 35% 36% 39% 44% 44% 45% 55% 55% 57% 58% 60% 65% 74 % FR C BO KF M TB ZI O N AS B W AL FH N CM A CF G FN B W TF C PN FP KE Y RF SN V EW BC HW C HB AN FI TB 3% 11% 12% 14% 15% 22% 29% 29% 32% 33% 42% 44% 46% 47% 54% 55% 59% 63% 64 % FR C ZI O N W AL FH N M TB BO KF W TF C AS B CM A EW BC FN B PN FP KE Y CF G RF HB AN FI TB SN V HW C Loan Loss Severity Annualized NCOs / Nonaccrual Loans Five Year Average (2017 – 2021) Annualized NCOs / Nonaccrual Loans Fifteen Year Average (2007 – 2021) 25Source: S&P Global. Calculated using the average of annualized quarterly results. Note: Survivorship bias: some banks that may have been included in Zions’ peer group have been excluded due to their failed or merged status. When problems arise, Zions generally experiences less severe loan losses due to strong collateral and underwriting practices

1.08% 0.92% 0.90% 0.91% 0.97% 3Q21 4Q21 1Q22 2Q22 3Q22 14.2% 13.4% 13.9% 17.1% 19.5% 3Q21 4Q21 1Q22 2Q22 3Q22 Balance Sheet Profitability 26 Profitability improving due to improved net interest income and loan growth; in addition, RoTCE has improved due to the effect of accumulated other comprehensive income on the denominator Return on Assets Return on Tangible Common Equity Return on Tangible Common Equity is a non-GAAP measure. See Appendix for GAAP to non-GAAP reconciliation table.

Simulated Repricing Expectations: Earning Assets and Loans 27Source: Company filings and S&P Global; “Prior Fed Cycle” refers to 3Q15-2Q19, reflecting the lag effect of deposit pricing relative to Fed Funds rates. The “Current Fed Cycle” begins in 3Q19 to present. (1) 12-month simulated impact of an instantaneous and parallel change in interest rates. Loans are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets in chart on the right. The loan and securities portfolios have durations of 2.0 and 3.9 years, respectively. 39% 13% 10% 8% 11% 19% 33% 12% 13% 10% 13% 19% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f E ar ni ng A ss et s Earning Assets Rate Reset and Cash Flow Profile Earning Assets After Hedging 52% 11% 8% 6% 10% 13% 39% 12% 12% 9% 15% 13% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs Pe rc en t o f L oa ns Loans: Rate Reset and Cash Flow Profile Loans After Hedging

Deposits – Noninterest Bearing (“NIB”) Concentration and Cost of Total Deposits 28 Through multiple rate cycles, Zions’ NIB deposit concentration and cost have been consistently among the best of peers Source: S&P Global. 0% 10% 20% 30% 40% 50% 60% 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 3Q 22 ZION Peer Top Quartile Peer Bottom Quartile Zions ranks 2nd Average Noninterest Deposits / Average Total Deposits 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 3Q 22 ZION Peer Top Quartile Peer Bottom Quartile Zions ranks 2nd Average Cost of Total Deposits %

Interest Rate Swaps 29 Although the outlook is for rising rates, we continue to create some protection from falling rates 1 Cash flow hedges consist of receive-fixed swaps hedging pools of floating rate loans. Interest rate sensitivity managed in part with interest rate hedges:  $0.6B in interest-rate swaps on loans added in 3Q22 with a weighted average rate of 3.10%  Peak size of the interest rate swaps portfolio has increased to $7.4 billion from $4.4 billion at December 31, 2021 as we have worked to gradually add protection against falling rates as actual rates moved higher 0.0% 0.5% 1.0% 1.5% 2.0% 0.0 2.0 4.0 6.0 8.0 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 2024Q4 Av er ag e Fi xe d Ra te (% ) Av g N ot io na l ( $B ) Average total swaps in effect during quarter Average Fixed Rate (right scale) Average Outstanding Notionial Weighted average Fixed Rate Received 2022Q4 $7,433 1.76% 2023Q1 $7,302 1.83% 2023Q2 $6,851 1.83% 2023Q3 $6,531 1.79% 2023Q4 $6,228 1.71% 2024Q1 $5,819 1.62% 2024Q2 $5,484 1.57% 2024Q3 $5,038 1.50%

Loan Growth in Detail Strong loan growth achieved in several categories: C&I (ex-O&G), residential real estate, & commercial construction Linked Quarter Loan Balance Growth, Excluding PPP Total Loans, excluding PPP: +3% Linked quarter:  Excluding PPP loans, period-end loans increased $1.8 billion or 3.4%  Loan growth in dollars predominantly in C&I (ex-O&G), 1-4 Family, Commercial and Consumer Construction (included in ‘Other’)  Decline of 43% ($228 million) in SBA PPP loans G ro w th R at e: L in ke d Q ua rt er , n ot a nn ua liz ed Dollar Growth: Linked Quarter 30 C&I (ex-Oil & Gas), 4% Owner occupied, 1% CRE C&D, 5% CRE Term, 1% Home Equity, 2% 1-4 Family, 7% Energy (Oil & Gas), 4% Municipal, 3% -6% -4% -2% 0% 2% 4% 6% 8% 10% -$300 -$100 $100 $300 $500 $700 Note: circle size indicates relative proportion of loan portfolio as of 3Q22. PPP loans, not shown on graph, declined 43% in 3Q22 vs. 2Q22 ($ millions) Other loans (including Consumer Construction), not shown on graph, grew 15% in 3Q22 vs. 2Q22

Loan Growth - by Bank Brand and Loan Type

Period-End Year over Year Loan Growth (3Q22 vs. 3Q21)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	435	500	851	124	250	111	123	-	2,394
SBA PPP	(566)	(548)	(809)	(261)	(232)	(223)	(135)	-	(2,774)
Owner occupied	99	312	53	140	72	126	31	-	833
Energy (Oil & Gas)	(3)	83	(3)	-	-	10	(1)	-	86
Municipal	226	233	97	91	(46)	177	47	(1)	824
CRE C&D	36	(194)	(46)	66	(22)	125	(8)	-	(43)
CRE Term	38	89	103	(77)	22	(71)	142	-	246
1-4 Family	247	59	234	48	121	67	(11)	(53)	712
Home Equity	153	50	86	52	75	94	(13)	-	497
Other	136	60	90	62	52	69	(3)	(1)	465
Total net loans	**801**	**644**	**656**	**245**	**292**	**485**	**172**	**(55)**	**3,240**

Period-End Linked Quarter Loan Growth (3Q22 vs. 2Q22)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	114	133	183	14	100	1	51	-	596
SBA PPP	(53)	(34)	(67)	(24)	(22)	(10)	(18)	-	(228)
Owner occupied	(13)	40	9	26	(4)	12	1	-	71
Energy (Oil & Gas)	(12)	82	-	-	-	9	-	-	79
Municipal	(16)	78	48	(82)	(3)	19	52	15	111
CRE C&D	62	32	(21)	30	(33)	56	15	-	141
CRE Term	(1)	(34)	13	70	(14)	18	27	-	79
1-4 Family	122	73	95	29	86	22	-	2	429
Home Equity	15	9	1	-	22	21	(3)	-	65
Other	93	24	26	19	16	29	(1)	(1)	205
Total net loans	**311**	**403**	**287**	**82**	**148**	**177**	**124**	**16**	**1,548**

"Other" loans includes consumer construction, bankcard, and other consumer loan categories. Totals shown above may not foot due to rounding.

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ZIONS BANCORPORATION

YTD 2022  Funded $3.6B in YTD 2022 (31% over '21) with $1.2B in Q3 (24% over same period '21)  Production has returned to portfolio ARM production (88% YTD 2022)  Starting Q4 with pipeline of $1.3B with 97% in portfolio ARM and Consumer Construction  Successfully launched numerous process enhancements including  Refinement to the Affluent program launched late in 2021  Digital enhancements to our Consumer Construction process reducing turn-times and improving efficiency 32 Mortgage Banking Despite Industry decline, Mortgage originations continue at record levels $.9 Bill. $1.2 Bill.($ millions) 2019  Roll-out 2021  Enhanced Digital Fulfillment Process  33% reduction in turn-time vs. 2019, allowing for record unit production 2020  Record production driven by refinance volumes  Record Fee income contribution

FutureCore: A Strategic Technology Advantage for Years to Come

Replacing the entire core legacy environment to improve operational resiliency and efficiency

Benefits of FutureCore

Modern Architecture Built for Resiliency and Speed

- Parameter driven
- Real time
- One data model
- Natively API enabled
- Cloud deployable
- Modern cyber paradigm
- Continuously upgraded & tested
- Facilitates automation

Improved Customer Experience

- Faster time to market for new products
- Unified account opening platform (branch/online/ mobile)
- Decreased outage risk
- Improves consistency of customer attribute data across numerous apps
- 7-day processing (when U.S. adopts)
- Real time: Fraud alerts and data entry correction

Empowered Bankers

- Intuitive user-friendly front end
- Real time data vs. calling the back office
- Reduces duplicate data entry
- Training simplified

FutureCore as a Catalyst

Driving Modernization

- General ledger simplification
- Credit approval workflow
- Loan ops consolidation
- Data governance disciplines
- Deposit product rationalization
- Charter consolidation

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ZIONS BANCORPORATION

Technology Roadmap

We continue to invest in technology solutions focused on customer experience & empowering bankers

COMMERCIAL | SMALL BUSINESS | AFFLUENT | CONSUMER

IMPROVING CUSTOMER EXPERIENCE

Treasury Internet Banking & Gateway Enhancements
Improved Customer Experience (2022)
9,500 Customers

Digital Banking Replacement
✓Consumer Customer Migration,✓Small Business Customer Migration (2022) & Continuous Delivery of Enhancements
>11MM Logins per month on a single platform for online and mobile banking

Payments & Money Movement
✓ Digital Check Issuance,✓Receipt of Real Time Payments,✓Improved Commercial Remote Deposit Capture Product,
✓ATM Email Receipts, Zelle for Business, Originated Real Time Payments (2023), ATM Text Receipts (2023), Upgrade to Retail Mobile Remote Deposit Product (2023)

Commercial Lending End-To-End
Improved Customer & Banker Experience (2022-24)

Customer Care Center (Call Center)
Improved Interactive Voice Response System (2022-23)

Improved Products
✓ Securities Based Lending, Lockbox (2022), Integrated Receivables (2023), Digital Loan Application for all Small Business Loan Products (2023), Foreign Exchange Portal EFX (2022), Digital Account Opening & Signatures (2022-23)

EMPOWERING BANKERS

FutureCore Release 3
Consumer, Small Business and Commercial Deposits Core Banking and Teller System Replacement,
Customer Data Hub (2023)

Salesforce Unification Project
Improved Customer Relationship Platform (2023)

Operational Center of Excellence
Business Process Automation – Leveraging Robotic Process Automation and Process Workflow Technology

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ZIONS BANCORPORATION

35 GAAP to Non-GAAP Reconciliation In millions, except per share amounts 3Q22 2Q22 1Q22 4Q21 3Q21 Pre-Provision Net Revenue (PPNR) (a) Total noninterest expense $479 $464 $464 $449 $429 LESS adjustments: Severance costs 1 1 Other real estate expense 1 Amortization of core deposit and other intangibles 1 1 Pension Termination related expense Restructuring costs SBIC Investment Success Fee Accrual 1 (1) 2 (4) (b) Total adjustments 2 1 0 3 (3) (a-b)=(c) Adjusted noninterest expense 477 463 464 446 432 (d) Net interest income 663 593 544 553 555 (e) Fully taxable-equivalent adjustments 10 9 8 10 7 (d+e)=(f) Taxable-equivalent net interest income (TE NII) 673 602 552 563 562 (g) Noninterest Income 165 172 142 190 139 (f+g)=(h) Combined Income $838 $774 $694 $753 $701 LESS adjustments: Fair value and nonhedge derivative income (loss) 4 10 6 (1) 2 Securities gains (losses), net 6 1 (17) 20 (23) (i) Total adjustments 10 11 (11) 19 (21) (h-i)=(j) Adjusted revenue $828 $763 $705 $734 $722 (j-c) Adjusted pre- provision net revenue (PPNR) $351 $300 $241 $288 $290 (c)/(j) Efficiency Ratio 57.6% 60.7% 65.8% 60.8% 59.8%

36 GAAP to Non-GAAP Reconciliation (Continued) In millions, except per share amounts 3Q22 2Q22 1Q22 4Q21 3Q21 Net Earnings Applicable to Common Shareholders (NEAC) Net earnings applicable to common $211 $195 $195 $207 $234 Diluted Shares (average) 150 151 152 154 160 (k) Diluted EPS 1.40 1.29 1.27 1.34 1.45 PLUS Adjustments: Adjustments to noninterest expense 2 1 0 3 (3) Adjustments to revenue (10) (11) 11 (19) 21 Tax effect for adjustments 2 2 (3) 4 (4) Preferred stock redemption Total adjustments (6) (8) 8 (12) 14 (l) Adjustments per share (0.04) (0.05) 0.05 (0.08) 0.08 (k+l)=(m) Adjusted EPS 1.36 1.24 1.32 1.26 1.54 Balance Sheet Profitability Adjusted Return on Assets 0.92% 0.84% 0.94% 0.87% 1.14% Adjusted Return on Tangible Common Equity 19.0% 16.5% 14.5% 12.6% 15.0%